Filed pursuant to Rule 424(b)(5)

Registration Statement Number 333-183054

Prospectus Supplement

To the Prospectus Dated October 5, 2012

552,012 Shares

Common Stock

We are offering 552,012 shares of our common stock.  Our common stock is traded on The NASDAQ Capital Market under the symbol “EGBN.”  On October 26, 2012, the last reported price of our common stock on The NASDAQ Capital Market was $19.02 per share.

	Per share	Total
Public offering price	$18.25	$10,074,219
Underwriting discount	$0.63875	$352,598
Proceeds to us, before expenses	$17.61125	$9,721,621

We expect that delivery of the shares being offered pursuant to this prospectus supplement will occur on or about October 31, 2012.

Investing in our common stock involves risks.  Please carefully read the “Risk Factors” beginning on page S-8 of this prospectus supplement and appearing in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for a discussion of certain factors that you should consider before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 30, 2012

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S-2
Caution About Forward Looking Statements	S-2
Prospectus Supplement Summary	S-4
The Offering	S-7
Risk Factors	S-8
Use of Proceeds	S-15
Description of Our Capital Stock	S-16
Underwriting	S-19
Legal Matters	S-21
Experts	S-21
Where You Can Find More Information	S-21
Incorporation of Certain Information by Reference	S-21

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Sandler O’Neill has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Sandler O’Neill is not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference herein, is accurate as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, the common stock, and other securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” “the Company,” “Eagle,” and “our” refer to Eagle Bancorp, Inc. and our subsidiaries on a combined basis. References to “EagleBank” or “Bank” refer to EagleBank, Bethesda, Maryland, which is our principal subsidiary.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

•                  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                  Geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

•                  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•                  The willingness of users to substitute competitors’ products and services for our products and services;

•                  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•                  Technological changes;

•                  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                  The growth and profitability of non-interest or fee income being less than expected;

•                  Changes in the level of our non-performing assets and charge-offs;

•                  Changes in consumer spending and savings habits; and

•                  Unanticipated regulatory or judicial proceedings.

If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Information by Reference.”

The Company

We are the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.

We are a growth-oriented company providing a high level of service and developing deep relationships with our customers. The Company offers a broad range of commercial banking services to its business and professional clients as well as full service consumer banking services to individuals living and/or working primarily in our service area. EagleBank was organized as an alternative to the super-regional financial institutions which dominate our market area. EagleBank’s philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing the customer’s needs in a proactive personalized fashion.

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “EGBN.” As of September 30, 2012 there were 22,040,006 shares of our common stock outstanding.

At June 30, 2012, we had totals assets of approximately $2.96 billion, total loans of approximately $2.29 billion, total deposits of approximately $2.51 billion, and total shareholders’ equity of approximately $290.3 million. At June 30, 2012, our nonperforming assets (consisting of nonaccrual loans, loans past due 90 or more days and other real estate owned) were approximately $37.3 million, or 1.26% of total assets. For the six months ended June 30, 2012, we had earnings of $0.73 per diluted common share. We currently operate from 17 branch offices, seven in Montgomery County, Maryland, five in the District of Columbia, two offices in Arlington County, Virginia and three offices in Fairfax County, Virginia. We have announced plans to open an office in Old Town Alexandria, Virginia, which is expected to open in early 2013.

Our principal executive offices are located at 7815 Woodmont Avenue, Bethesda, Maryland 20814 and our telephone number is (301) 986-1800. Our internet address is http://www.eaglebankcorp.com. The reference to our website does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement or the accompanying prospectus.

Our Strategy

Our goal is to continue to grow our Company, while maintaining sound operations and risk management, in order to provide superior returns to our shareholders. EagleBank has become a leading community bank in the Washington, DC metropolitan area as a result of our relationship banking approach.

We intend to continue to expand our operations, through organic growth, with limited de novo branching and opportunistic acquisitions, while emphasizing asset quality and seeking high levels of profitability. Our strategy has been successful to date, and we believe that we can continue to drive returns to shareholders by focusing on a few key elements as follows:

•                  Driven by Profitability. The management team and our directors, who currently own approximately 11.1% of the outstanding shares of the Company, are dedicated to producing profits and returns for the shareholders. The Company has historically achieved a strong net interest margin, which is a key driver of our profitability. We are also continuing to focus on expense control, paying particular attention to our efficiency ratio. By striving to constantly improve our net interest margin and efficiency ratio we hope to improve our return on average assets and return on average equity. Through June 30, 2012, the Company has recorded 14 consecutive quarters of increasing net income and net income available to common shareholders.

•                  Strong Net interest Margin. Our net interest margin has consistently been higher than the averages for our Mid-Atlantic peer group,(1) and for all banking companies with assets between $1 billion to $3 billion. For the year ended December 31, 2011, our net interest margin was in the 71st percentile of banks with $1 billion to $3 billion in assets, and the 78th percentile of our Mid-Atlantic peer group. Our success is as a result of our deep, long-term, core relationships on both the loan and deposit sides of the balance sheet. We have a veteran management team and a dedicated board of directors that have been able to develop deep relationships with customers with an emphasis on core deposit growth. Our banking model is relationship based, and seeks to provide customers with multiple products, based upon our loan and relationship officer’s extensive knowledge of the customer’s business.

•                  Local Banking. Our banking model provides our customers with ready access to locally-based decision-makers and members of our senior management. While this model often requires a higher degree of direct customer contact than business models based on service centers, 800 numbers and websites, we believe it enables us to both create more ties with our customers and to cross-sell our varied product offerings to generate higher revenues. During the turbulent market conditions of the past several years, many of the national and super-regional banks, which dominate our market area, have been restricting lending compared to prior years due, in many cases, to their own asset quality issues and capital restraints. As a result, we have been presented with, and been able to capitalize on, increased opportunities to provide loan and deposit services to customers of those national and super-regional banks who have had their relationships restricted, terminated or otherwise disrupted. We believe these displaced customers have come to understand the value and benefits of EagleBank’s relationship-based banking model. As a result, we have been able to maintain pricing of our products at competitive and attractive rates.

•                  Strong Organic Growth. Our historic growth in assets, loans, deposits and earnings has been consistently strong. We believe that we can continue to attract new customers through relationship banking without having to rely solely on an expansive branch network to compete with the national and super-regional banks. We currently have 17 branch offices. We have announced plans to open an office in Old Town Alexandria, Virginia, which is expected to open in early 2013. We intend to continue to explore opportunities for establishing additional branches to enhance our coverage of our market area, including additional branches to expand our presence in Northern Virginia. We have pursued a number of acquisitions during our 13 year history; however, we have pursued only two transactions to completion, the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”) in 2008, and a branch acquisition in 2011. We continue to recruit experienced bankers and relationship officers with significant customer relationships and deep knowledge of our market. We believe current market conditions in the industry are highly conducive to hiring experienced and capable bankers.

•                  Geographic Market Positioning. EagleBank opened its doors in 1998 with three branches in Montgomery County, Maryland. Since then, EagleBank has established, by de novo expansion and acquisition, 14 additional branch offices, net of consolidations. EagleBank purposefully focused on those sub-markets of the Washington, DC metropolitan area where its officers and directors had existing relationships, and where they were most familiar with the local economy. Supported by the presence of the federal government, many government facilities, government contractors, law and lobbying firms and nonprofit groups, a highly educated workforce, and a per capita income among the highest in the country in the market segments in which we operate, the Washington, DC

(1)  Our Mid-Atlantic peer group consists of publicly-traded commercial banks with assets between $1 billion and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware.

metropolitan area has weathered the recent financial turmoil better than many areas of the country. Montgomery County, Washington, DC and Arlington and Fairfax Counties represent some of the most stable and densely populated sub-markets in the Washington, DC metropolitan area.

•                  Experienced and Dedicated Board and Management Team. Our Company has a management team and a dedicated board of directors with significant banking experience in the Washington, DC metropolitan area. Not only are these individuals dedicated to building deep customer relationships for the benefit of the Company, the Company’s directors and executive officers also maintain significant ownership of our common stock, currently owning approximately 11.1% of the outstanding shares of common stock.

•                  Strong Asset Quality. At June 30, 2012, approximately 71% of our total portfolio loans consists of commercial real estate loans, including approximately 17% of portfolio loans which are acquisition, development and construction loans. As a result of the extensive real estate expertise among our lending and credit administration staff, executive officers and board of directors, and our strict, quality oriented underwriting and credit monitoring processes, our level of nonperforming assets was 1.26% of total assets at June 30, 2012. While overall credit losses and problem assets have increased in recent years over historic levels primarily due to tumultuous economic conditions, credit quality remains our highest focus, and we are vigilant in rapidly responding to these conditions and to specific problem credits, as well as working to minimize losses. With the increased lending opportunities that are available in our market area as a result of retrenching by larger banks, we have been increasingly able to fund only the projects we deem high quality, and to adequately price and reserve for risk.

•                  Conservative Investment Securities Portfolio. We believe that we have been very conservative in our investment securities portfolio strategy. At June 30, 2012, we had 11.4% of our assets in our investment securities portfolio, which is all held as available for sale. The investment securities portfolio consists of mortgage-backed securities, U.S. Government Agency securities and high quality municipal securities.

•                  Proven Ability to Evaluate and Execute Acquisitions. To date, we have completed one whole bank acquisition and one branch acquisition, although we have pursued a number of opportunities. We plan to continue to review opportunities to acquire other banks, or bank branches, and to review any opportunities in our market to acquire deposits and assets of failed banks from the Federal Deposit Insurance Corporation, or the FDIC. We anticipate that consolidation in the industry will continue due to continuing slow growth, continued margin pressure and continuing loan quality issues and securities impairment that weigh on the capital of many banks, regulatory challenges, and the difficult market conditions for many banks seeking to raise capital. In addition, when consolidation occurs among banks operating in our market, we will be opportunistic and seek to capitalize on the resulting dislocation of customer relationships.

Recent Developments

On October 22, 2012, we issued our earnings release for the three and nine month periods ended September 30, 2012.  Please refer to our Current Report on Form 8-K filed with the SEC on October 23, 2012 for additional information regarding our results of operations for the three and nine months ended September 30, 2012, and our financial condition at that date.  On October 29, 2012, we reported the completion of our “at the market” offering of shares of common stock, which commenced in May 2012.  Subsequent to September 30, 2012, an aggregate of 281,489 shares of common stock were sold in the “at the market” offering, for gross proceeds of approximately $5.1 million. Please refer to our Current Report on Form 8-K filed with the SEC on October 23, 2012 for additional information regarding completion of the “at the market” offering.

The Offering

Issuer	Eagle Bancorp, Inc.

Shares offered	Up to 552,012 shares of common stock, $0.01 par value.

Shares outstanding after completion of offering	22,873,507(1)

Use of proceeds

We intend to use the proceeds of the offering for general corporate purposes, including but not limited to contribution of capital to our subsidiaries, including the Bank, to support organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise. Currently, we do not have any agreements, arrangements or understandings regarding any possible acquisitions. See “Use of Proceeds” at page S — 15.

Nasdaq Capital Market symbol	EGBN

Dividends and distributions

We do not currently pay a dividend on our common stock, based on the Board’s determination that it is in the best interests of the Company and its shareholders to reinvest earnings in the Company’s operations. In addition, the terms of our Series B Preferred Stock issued under the Small Business Lending Fund program place certain restrictions on the payment of dividends or other distributions on the common stock.

Risk Factors

Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S — 8 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

(1) Reflects shares outstanding as of September 30, 2012, as adjusted for this Offering and issuances under our “at the market” offering through October 26, 2012.  Does not reflect issuances upon exercises of stock options since September 30, 2012.

RISK FACTORS

An investment in our common stock involves various risks. Before making an investment decision, you should carefully read and consider the risk factors described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. Any of these risks, if they are realized, could materially adversely affect our business, financial condition, and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

Risks Related to this Offering and Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of common stock at a time or price they find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Caution About Forward Looking Statements,” these factors include:

•                  Actual or anticipated quarterly fluctuations in our operating results and financial condition;

•                  Changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•                  Reports in the press or investment community generally or relating to our reputation or the financial services industry;

•                  Strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions, or financings;

•                  Fluctuations in the stock price and operating results of our competitors;

•                  Future sales of our equity or equity-related securities;

•                  Proposed or adopted regulatory changes or developments;

•                  Anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•                  Domestic and international economic factors unrelated to our performance; and

•                  General market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

Trading in the common stock has been moderate. As a result, shareholders may not be able to quickly and easily sell their common stock, particularly in large quantities.

Although our common stock is listed for trading on Nasdaq and a number of brokers offer to make a market in the common stock on a regular basis, trading volume to date has been limited, averaging approximately 55,169 shares per day over the three months ended September 30, 2012, and there can be no assurance that a more active and liquid market for the common stock will develop or can be maintained. As a result, shareholders may find it difficult to sell a significant number of shares at the prevailing market price.

Our ability to pay dividends on the common stock, or repurchase shares of common stock, may be limited.

Under the terms of the our Senior Non-Cumulative Perpetual Preferred Stock, Series B, or the “Series B Preferred Stock,” issued to the Secretary of the Treasury, or the “Treasury,” under the Small Business Lending Fund Program, or “SBLF,” our ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of common stock is subject to restrictions. No repurchases of common stock may be effected, and no dividends may be declared or paid on the common stock, during any quarter in which there is a failure to declare and pay dividends on the Series B Preferred Stock and the following three quarters. As of the date hereof, the Company has declared and paid all dividends on the Series B Preferred Stock in a timely manner.

In addition, under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock, or repurchase shares of the common stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Articles Supplementary relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock. This amount is referred to as the “Tier 1 Dividend Threshold.” The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in qualified small business lending (or “QSBL,” as defined in the Securities Purchase Agreement between the Company and the Treasury) by the Bank over the baseline level. See “Description of Our Capital Stock” at page S - 16 for additional information on limitations of our ability to pay dividends.

We may issue additional equity securities, or engage in other transactions which could dilute our book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Such offerings could be dilutive to common stockholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common shareholders. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon liquidation of the Company, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Directors and officers of the Company currently own approximately 11.1% of the outstanding common stock. As a result of their combined ownership, they could make it more difficult to obtain approval for some matters submitted to shareholder vote, including acquisitions of the Company. The results of the vote may be contrary to the desires or interests of the public shareholders.

Directors and executive officers of the Company and their affiliates currently own approximately 11.1% of the outstanding shares of common stock, excluding shares which may be acquired upon the exercise of options. By voting against a proposal submitted to shareholders, the directors and officers, as a group, may be able to make approval more difficult for proposals requiring the vote of shareholders, such as some mergers, share exchanges, asset sales, and amendments to the articles of incorporation.

Substantial regulatory limitations on changes of control and anti-takeover provisions of Maryland law may make it more difficult for shareholders to receive a change in control premium.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquiror is a bank holding company) of any class of the Company’s voting stock or obtaining the ability to control in any manner the election of a majority of its directors or otherwise direct the management or policies of the Company without prior notice or application to and the approval of the Federal Reserve. There are comparable prior approval requirements for changes in control under Maryland law. Also, Maryland corporate law contains several provisions that may make it more difficult for a third party to acquire control of the Company without the approval of its Board of Directors, and may make it more difficult or expensive for a third party to acquire a majority of its outstanding common stock.

Risks Related to Our Business

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

The Company is operating in a challenging and uncertain economic environment. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. There have been dramatic declines in the housing market over the past several years, with falling home prices and high levels of foreclosures and unemployment. While conditions appear to have begun to improve, generally and in the Company’s market area, continued declines in real estate values, home sales volumes, and financial stress on borrowers as a result of the uncertain economic environment could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. A worsening of these conditions would likely exacerbate the adverse effects on us and others in the financial institutions industry. For example, further deterioration in local economic conditions in our market could drive losses beyond that which is provided for in our allowance for loan losses. The Company may also face the following risks in connection with these events:

•                  Economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of our loan portfolio, and such deterioration in credit quality has had, and could continue to have, a negative impact on our business;

•                  Market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, causing increases in delinquencies and default rates on loans and other credit facilities;

•                  A reduction in the size, spending or employment levels of the federal, state and/or local governments in the Washington, DC metropolitan area could have a negative effect on the economy of the region, on our customers, and on real estate prices.

•                  The methodologies we use to establish our allowance for loan losses may no longer be reliable because they rely on complex judgments, including forecasts of economic conditions, which may no longer be capable of accurate estimation;

•                  Continued turmoil in the market, and loss of confidence in the banking system, could require the Bank to pay higher interest rates to obtain deposits to meet the needs of its depositors and borrowers, resulting in reduced margin and net interest income. If conditions worsen significantly, it is possible that banks such as the Bank may be unable to meet the needs of their depositors and borrowers, which could, in the worst case, result in the Bank being placed into receivership; and

•                  Compliance with increased regulation of the banking industry may increase our costs, limit our ability to pursue business opportunities, and divert management efforts.

If these conditions or similar ones continue to exist or worsen, the Company could experience continuing or increased adverse effects on its financial condition.

Our financial condition and results of operations would be adversely affected if our allowance for loan losses is not sufficient to absorb actual losses or if we are required to increase our allowance for loan losses.

Historically, we have experienced a relatively low level of nonperforming assets and net charge-offs, both in absolute dollars, as a percentage of loans and compared to many of our peer institutions. As a result of this historical experience, we have incurred a relatively lower loan loss provision expense, which has positively impacted our earnings. However, experience in the banking industry indicates that a portion of our loans will become delinquent, that some of our loans may only be partially repaid or may never be repaid, and we may experience other losses for reasons beyond our control. Despite our underwriting criteria and historical experience, we may be particularly susceptible to losses due to: (1) the geographic concentration of our loans, (2) the concentration of commercial real estate, construction and commercial and industrial loans, (3) the relative lack of seasoning of certain of our loans. As a result, we may not be able to maintain our relatively low levels of nonperforming assets and charge-offs. Although we believe that our allowance for loan losses is maintained at a level adequate to absorb any inherent losses in our loan portfolio, these estimates of loan losses are necessarily subjective and their accuracy depends on the outcome of future events. If we need to make significant and unanticipated increases in our loss allowance in the future, our results of operations and financial condition would be materially adversely affected at that time.

While we strive to carefully monitor credit quality and to identify loans that may become nonperforming, at any time there are loans included in the portfolio that have not been identified as nonperforming or potential problem loans, but that will result in losses. We cannot be sure that we will be able to identify deteriorating loans before they become nonperforming assets, or that we will be able to limit losses on those loans that are identified. As a result, future additions to the allowance may be necessary.

Economic conditions and increased uncertainty in the financial markets could adversely affect our ability to accurately assess our allowance for credit losses. Our ability to assess the creditworthiness of our customers or to estimate the values of our assets and collateral for loans will be reduced if the models and approaches we use become less predictive of future behaviors, valuations, assumptions or estimates. We estimate losses inherent in our credit exposure, the adequacy of our allowance for loan losses and the values of certain assets by using estimates based on difficult, subjective, and complex judgments, including estimates as to the effects of economic conditions and how those economic conditions might affect the ability of our borrowers to repay their loans or the value of assets.

Our continued growth depends on our ability to meet minimum regulatory capital levels. Growth and shareholder returns may be adversely affected if sources of capital are not available to help us meet them.

As we grow, we will have to maintain our regulatory capital levels at or above the required minimum levels. If earnings do not meet our current estimates, if we incur unanticipated losses or expenses, or if we grow faster than expected, we may need to obtain additional capital sooner than anticipated. If we do not have continued access to sufficient capital, or if that capital is not available on terms acceptable to us, we may be required to reduce our level of assets or reduce our rate of growth in order to maintain regulatory compliance. Under those circumstances net income and the rate of growth of net income may be adversely affected.

Our results of operations, financial condition and the value of our shares may be adversely affected if we are not able to maintain our historical growth rate.

Since opening for business in 1998, our asset level has increased rapidly, including a 36% increase in 2011. Over the past five fiscal years (2007 - 2011), our net income has increased at a compounded annual rate of 25%, with an increase in net income of 47% in 2011. We may not be able to achieve comparable results in future years. As our asset size and earnings increase, it may become more difficult to achieve high rates of increase in assets and earnings. Additionally, it may become more difficult to achieve continued improvements in our expense levels and efficiency ratio. We may not be able to maintain the relatively low levels of nonperforming assets that we have experienced. Declines in the rate of growth of income or assets or deposits, and increases in operating expenses or nonperforming assets may have an adverse impact on the value of the common stock.

We are subject to liquidity risk in our operations, which could be exacerbated if the Congress does not extend unlimited deposit insurance coverage for noninterest bearing demand deposit accounts.

Liquidity risk is the possibility of being unable to meet obligations as they come due, pay deposits when withdrawn, and fund loan and investment opportunities as they arise, because of an inability to liquidate assets or obtain adequate funding on a timely basis, at a reasonable cost and within acceptable risk tolerances. If a financial institution is unable to meet its payment obligations on a daily basis, it is subject to being placed into receivership, regardless of its capital levels. Our largest source of liquidity is customer deposit accounts, including noninterest bearing demand deposit accounts, which at June 30, 2012, constituted 31% of our total deposits. If we are unable to increase customer deposits in an amount sufficient to fund loan growth, we may be required to rely on other, potentially more expensive, sources of liquidity, such as FHLB borrowings, brokered deposits and repurchase agreements, to fund loan growth, which could adversely affect our earnings, or reduce our rate of growth, which could adversely affect our earnings and stock price.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) provides for temporary unlimited deposit insurance coverage for noninterest bearing demand deposit accounts through December 31, 2012, at no additional premium to the bank holding the deposit. This coverage is effective regardless of the amount of deposits maintained by a customer in the noninterest bearing demand account, or in other accounts at an insured depositary institution. If Congress does not extend this unlimited deposit insurance coverage provision, then deposits in such accounts in excess of the generally applicable $250,000 coverage limit will no longer be insured. In the absence of such insurance, customers who would have uninsured deposits may decide to move their deposits to institutions which are perceived as safer, sounder, or “too big to fail” or could elect to use other non-deposit funding products, such as repurchase agreements, that would require the Bank to pay interest and to provide securities as collateral for the Bank’s repurchase obligation. At June 30, 2012, the Bank had approximately $610 million of deposits in noninterest bearing demand accounts with balances in excess of $250,000.

While we believe that our strong earnings, capital position, relationship banking model and reputation as a safe and sound institution would mitigate the risk of lost deposits if unlimited insurance coverage for these accounts is not extended, there can be no assurance that that we will not have to replace a significant amount of deposits with alternative funding sources, such as repurchase agreements, federal funds lines, certificates of deposit, brokered deposits, other categories of interest bearing deposits and FHLB borrowings, all of which are more expensive than noninterest bearing deposits. While we believe that we would be able to maintain adequate liquidity at reasonable cost, the loss of a significant amount of noninterest bearing deposits could have a material adverse effect on our earnings, net interest margin, rate of growth and stock price. If unlimited deposit insurance coverage is extended on a basis that calls for additional premiums, our earnings, net interest margin, rate of growth and stock price could be adversely affected.

We may not be able to successfully manage continued growth.

We intend to seek further growth in the level of our assets and deposits and the number of our branches, both within our existing footprint and possibly to expand our footprint in the Maryland and Virginia suburbs, and in Washington, DC. We may not be able to manage increased levels of assets and liabilities, and an expanded branch system, without increased expenses and higher levels of nonperforming assets. We may be required to make additional investments in equipment and personnel to manage higher asset levels and loan balances and a larger branch network, which may adversely impact earnings, shareholder returns and our efficiency ratio. Increases in operating expenses or nonperforming assets may have an adverse impact on the value of our common stock.

We may face risks with respect to future expansion or acquisition activity.

We seek to expand our banking operations through limited de novo branching and opportunistic acquisition activities, and expect to continue to explore such opportunities. We cannot be certain that any expansion activity, through de novo branching, acquisition of branches of another financial institution or a whole institution, or acquisition of nonbanking financial service companies, will prove profitable or will increase shareholder value. The success of any acquisition will depend, in part, on our ability to realize the estimated cost savings and revenue enhancements from combining the businesses of the Company and the target branch or company. Our ability to realize increases in revenue will depend, in part, on our ability to retain customers and employees, and to capitalize on existing relationships for the provision of additional products and services. If our estimates turn out to be incorrect or we are not able to successfully combine companies, the anticipated cost savings and increased revenues may not be realized fully or at all, or may take longer to realize than expected. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the merger. As with any combination of banking institutions, there also may be disruptions that cause us to lose customers or cause customers to withdraw their deposits from our banks. Customers may not readily accept changes to their banking arrangements that we make as part of or following an acquisition. Additionally, the value of an acquisition to the Company is dependent on our ability to successfully identify and estimate the magnitude of any asset quality issues of acquired companies.

Our concentrations of loans may create a greater risk of loan defaults and losses.

A substantial portion of our loans are secured by real estate in the Washington, DC metropolitan area and substantially all of our loans are to borrowers in that area. We also have a significant amount of real estate construction loans and land related loans for residential and commercial developments. At June 30, 2012, approximately 71% of our total portfolio loans were commercial real estate loans. Management believes that the commercial real estate concentration risk is mitigated by diversification among the types and characteristics of real estate collateral properties, sound underwriting practices, extensive Board and management experience and ongoing portfolio monitoring and market analysis. Of our total portfolio loans at June 30, 2012, $400.8 million, or 17%, were construction and land development loans. An additional $516.5 million, or 23% of portfolio loans, were commercial and industrial loans. The repayment of these loans often depends on the successful operation of a business or the sale or development of the underlying property and as a result, is more likely to be affected by adverse conditions in the real estate market or the economy in general. While we believe that our loan portfolio is well diversified in terms of borrowers and industries, these concentrations expose us to the risk that adverse developments in the real estate market, or in the general economic conditions in the Washington, DC metropolitan area, could increase the levels of nonperforming loans and charge-offs, and reduce loan demand. In that event, we would likely experience lower earnings or losses. Additionally, if, for any reason, economic conditions in our market area deteriorate, or there is significant volatility or weakness in the economy or any significant sector of the area’s economy, our ability to develop our business relationships may be diminished, the quality and collectability of our loans may be adversely affected, the value of collateral may decline and loan demand may be reduced.

Commercial, commercial real estate and construction loans tend to have larger balances than single family residential mortgage loans and other consumer loans. Because the loan portfolio contains a significant number of commercial, commercial real estate and construction loans with relatively large balances, the deterioration of one or a few of these loans may cause a significant increase in nonperforming assets. All of our 50 largest loan relationships, which have an aggregate outstanding balance of approximately $705 million as of June 30, 2012, are commercial, commercial real estate or construction loans, representing 30.4% of total portfolio loans. An increase in nonperforming loans could result in a loss of earnings, an increase in the provision for loan losses, or an increase in loan charge-offs, which could have an adverse impact on our results of operations and financial condition.

Further, under guidance adopted by the federal banking regulators, banks which have concentrations in construction, land development or commercial real estate loans (other than loans for majority owner occupied properties) would be expected to maintain higher levels of risk management and, potentially, higher levels of capital. We may be required to maintain higher levels of capital than we would otherwise be expected to maintain as a result of our levels of construction, development and commercial real estate loans, which may require us to obtain additional capital sooner than we would otherwise seek it, resulting in reduced shareholder returns.

Additionally, through Eagle Commercial Ventures, or “ECV,” we provide subordinated financing for the acquisition, development and construction of real estate or other projects, the primary financing for which may be provided by the Bank. These subordinated financings and the business of ECV generally entail a higher risk profile (including lower priority and higher loan to value ratios) than loans made by the Bank. A portion of the amount which the Company expects to receive for such loans will be payments based on the success, sale or completion of the underlying project, and as such the income of the Company may be more volatile from period to period, based on the status of such projects. The Company may not be able to successfully operate or manage the business of providing higher loan to value financing. As of June 30, 2012, ECV has approximately $3.7 million in outstanding loans and commitments.

Our financial condition, earnings and asset quality could be adversely affected if we are required to repurchase loans originated for sale by our Residential Lending division.

The Bank originates residential mortgage loans for sale to secondary market investors, subject to contractually specified and limited recourse provisions. In 2011, the Company originated $872 million and sold $717 million to investors, compared to $461 million originated and $450 million sold in 2010 and $90 million originated and $91 million sold in 2009. Because the loans are intended to be originated within investor guidelines, designated automated underwriting and product specific requirements as part of the loan application, the loans sold have a limited recourse provision. In general, the Bank may be required to repurchase a previously sold mortgage loan or indemnify the investor if there is non-compliance with defined loan origination or documentation standards, including fraud, negligence, material misstatement in the loan documents or noncompliance with applicable law. In addition, the Company may have an obligation to repurchase a loan if the mortgagor has defaulted early in the loan term. The potential mortgagor early default repurchase period is up to approximately twelve months after sale of the loan to the investor. The recourse period for fraud, material misstatement, breach of representations and warranties, noncompliance with law, or similar matters could be as long as the term of the loan. Mortgages subject to recourse are collateralized by single-family residential properties, have loan-to-value ratios of 80% or less, or have private mortgage insurance. From January 1, 2010 to June 30, 2012, we have only been required to repurchase a loan or indemnify a purchaser on two occasions. However, if we become required to repurchase a significant number of loans, whether because of early default, fraud, breach of representations, material misstatement, legal noncompliance or otherwise, our financial condition, earnings and asset quality could be adversely impacted, which could adversely impact our share price.

We may not be able to maintain growth in our Residential Lending division.

Over the past two years, an increasing percentage of our noninterest income has been provided by the Bank’s Residential Lending division, which generally originates residential mortgage loans on a pre-sold servicing released basis, for secondary market sale. The volume of loans originated for sale has increased from approximately $91 million in 2009, to $872 million in 2011. The residential mortgage business is highly competitive, and highly susceptible to changes in market interest rates, consumer confidence levels, employment statistics, the capacity and willingness of secondary market purchasers to acquire and hold or securitize loans, and other factors beyond our control. Additionally, in many respects, the mortgage origination business is relationship based, and dependent on the services of individual mortgage loan officers. The loss of services of one or more loan officers could have the effect of reducing the level of our mortgage production, or the rate of growth of production. As a result of these factors we cannot be certain that we will be able to continue to increase the volume or percentage of revenue or net income produced by the residential mortgage business.

Changes in interest rates and other factors beyond our control could have an adverse impact on our financial performance and results.

Our operating income and net income depend to a great extent on our net interest margin, i.e., the difference between (a) the interest yields we receive on loans, securities and other interest bearing assets and (b) the interest rates we pay on interest bearing deposits and other liabilities. Net interest margin is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest bearing liabilities mature or re-price more quickly than interest earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest earning assets mature or re-price more quickly than interest bearing liabilities, falling interest rates could reduce net interest income. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory authorities, including the Federal Reserve Board.

We attempt to manage our risk from changes in market interest rates by adjusting the rates, maturity, re-pricing, and balances of the different types of interest earning assets and interest bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on our net interest margin and results of operations. At June 30, 2012 our cumulative net asset sensitive twelve month gap position was 11.42% of total assets, which includes loans currently at their floor rates. As such, we expect modest declines of approximately (1.0%) and (2.5%), respectively, in projected net interest income and net income over a twelve month period resulting from a 100 basis point increase in rates, as loans currently at floor rates which are above the calculated contractual rate do not adjust upon a rate increase. The results of our interest rate sensitivity simulation model depend upon a number of assumptions which may not prove to be accurate. There can be no assurance that we will be able to successfully manage our interest rate risk. Increases in market rates and adverse changes in the local residential real estate market, the general economy or consumer confidence would likely have a significant adverse impact on our noninterest income, as a result of reduced demand for residential mortgage loans, which we make on a pre-sold basis.

Adverse changes in the real estate market in our market area could also have an adverse effect on our cost of funds and net interest margin, as we have a large amount of noninterest bearing deposits related to real estate sales and development. While we expect that we would be able to replace the liquidity provided by these deposits, the replacement funds would likely be more costly, negatively impacting earnings.

Changes in laws, including a 2011 change which permits, but does not obligate, banks to pay interest on checking and demand deposit accounts established by businesses, could have a significant negative effect on net interest income, net income, net interest margin, return on assets and return on equity. At June 30, 2012, 31% of our deposits were noninterest bearing demand deposits.

We may not be able to successfully compete with others for business.

The Washington, DC metropolitan area in which we operate is considered highly attractive from an economic and demographic viewpoint, and is a highly competitive banking market. We compete for loans, deposits, and investment dollars with numerous regional and national banks, online divisions of out-of-market banks, and other community banking institutions, as well as other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers, and private lenders. Many competitors have substantially greater resources than us, and operate under less stringent regulatory environments. The differences in resources and regulations may make it harder for us to compete profitably, reduce the rates that we can earn on loans and investments, increase the rates we must offer on deposits and other funds, and adversely affect our overall financial condition and earnings.

The Company has been very successful in developing new customer relationships by capitalizing on the reluctance of many large regional and nationwide banks to lend over the past several years, and the demise of the commercial mortgage backed securities market and other nonbank sources of financing. These new relationships have resulted in significant increases in both loans and deposits, and have contributed to increased earnings. As the economy improves and these competitors, many of which have access to cheaper sources of funding than the Company, recommence lending, we may not be able to retain the loans and deposits produced by these new relationships. While we believe that our relationship banking model will enable us to keep a significant percentage of these new relationships, there can be no assurance that we will be able to do so, that we will be able to maintain favorable pricing, margins and asset quality, or that we will be able to grow at the same rate we did when such alternative financing was not widely available.

Government regulation will significantly affect the Bank’s business, and may result in higher costs and lower shareholder returns.

The banking industry is heavily regulated. Banking regulations are primarily intended to protect the federal deposit insurance funds and depositors, not shareholders. The Company and Bank are regulated and supervised by the Maryland Department of Financial Regulation, the Federal Reserve Board and the FDIC. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition. Federal economic and monetary policy may also affect our ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

USE OF PROCEEDS

We intend to use the proceeds of the offering for general corporate purposes, including but not limited to contribution of capital to our subsidiaries, including the Bank, to support organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise. Currently, we do not have any agreements, arrangements or understandings regarding any possible acquisitions.

DESCRIPTION OF OUR CAPITAL STOCK

Eagle’s authorized capital consists of 50,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $.01 par value, the terms of which may be established by the Board of Directors without shareholder action. As of September 30, 2012, there were 22,040,006 shares of common stock outstanding and 56,600 shares of Series B Preferred Stock outstanding. There was also an outstanding warrant to purchase 385,434 shares of common stock, as well as options with respect to approximately 732,363 shares under our equity compensation plans, of which 564,312 were exercisable. An aggregate of approximately 824,000 shares of common stock are subject to issuance pursuant to future awards under the 2006 Stock Plan.

Common Stock. Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

Our ability to pay dividends is limited by the provisions of our Articles of Incorporation related to the Series B Preferred Stock and Federal and state law and regulation. Regulations of the Federal Reserve Board and Maryland law place limits on the amount of dividends the Bank may pay to the Company without prior approval.  Prior regulatory approval is required to pay dividends which exceed the Bank’s net profits for the current year plus its retained net profits for the preceding two calendar years, less required transfers to surplus.  Under Maryland law, dividends may only be paid out of retained earnings. State and federal bank regulatory agencies also have authority to prohibit a bank from paying dividends if such payment is deemed to be an unsafe or unsound practice, and the Federal Reserve Board has the same authority over bank holding companies.  At December 31, 2011, the Bank could pay dividends to the Company to the extent of its earnings so long as it maintained required capital ratios.

The Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by registered bank holding companies.  Compliance with such standards, as presently in effect, or as they may be amended from time to time, could possibly limit the amount of dividends that the Company may pay in the future.  In 1985, the Federal Reserve Board issued a policy statement on the payment of cash dividends by bank holding companies.  In the statement, the Federal Reserve Board expressed its view that a holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income, or which could only be funded in ways that weaken the holding company’s financial health, such as by borrowing. As a depository institution, the deposits of which are insured by the FDIC, the Bank may not pay dividends or distribute any of its capital assets while it remains in default on any assessment due the FDIC.  The Bank currently is not in default under any of its obligations to the FDIC. Refer to above discussion on conditions precedent to resuming the payment of the cash common stock dividend.

The Company’s ability to pay dividends on the common stock is also restricted by the provisions of the Series B Preferred Stock issued under the SBLF.  Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach. As of the date hereof, the Company has not failed to declare and pay in a timely manner any dividend on the Series B Preferred Stock.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least equal to the Tier 1 Dividend Threshold.  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Restrictions on Ownership. The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

Transfer Agent. The Transfer Agent for the common stock is Computershare Shareholder Services, 250 Royall Street, Canton, Massachusetts 02021.

Preferred Stock. Our Board of Directors may, from time to time, by action of a majority, authorize the issuance of shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, the Board may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions, of such shares of preferred stock.

We currently have outstanding 56,600 shares of Series B Preferred Stock, all of which was issued to the Secretary of the Treasury under the SBLF on July 14, 2011. The Series B Preferred Stock has a liquidation amount of $1,000 per share, which would be paid to the holder of the Series B Preferred Stock upon liquidation, dissolution or winding up of the Company, prior to any payment to the holders of common stock or any other security ranking junior to the Series B Preferred Stock. The Series B Preferred Stock is entitled to receive non-cumulative dividends on a quarterly basis. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of QSBL. The dividend rate for the first four dividend periods was one percent (1%). For the fifth through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change if any, in the Bank’s level of QSBL. If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than ten percent (10%), then the dividend rate payable on the Series B Preferred Stock would increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline. After four and one half years from issuance, the dividend rate will increase to nine percent (9%).

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series B Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors. In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to the Board of Directors of the Company.

The existence of shares of authorized undesignated preferred stock enables us to meet possible contingencies or opportunities in which the issuance of shares of preferred stock may be advisable, such as in the case of acquisition or financing transactions. Having shares of preferred stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of common stock. The provisions of the Series

B Preferred Stock restrict the payment of dividends on, or purchases of, the common stock, under certain circumstances.

The existence of authorized shares of preferred stock could have the effect of rendering more difficult or discouraging hostile takeover attempts or of facilitating a negotiated acquisition. Such shares, which may be convertible into shares of common stock, could be issued to shareholders or to a third party in an attempt to frustrate or render a hostile acquisition more expensive.

Selected Provisions of Our Articles of Incorporation and Maryland Law

Consideration of Business Combinations. Our Articles of Incorporation provide that when the board of directors evaluates any actual or proposed business combination, it shall consider the following factors: the effect of the business combination on the corporation and its subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed business combination; the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the corporation’s capital stock; the relation of the price offered to the current value of the corporation in a freely negotiated transaction and in relation to the directors’ estimate of the future value of the corporation and its subsidiaries as an independent entity or entities; tax consequences of the business combination to the corporation and its shareholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or some of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the corporation and its shareholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the corporation and its subsidiaries at the time of such proposed business combination.

Amendment of the Articles of Incorporation. In general, our Articles of Incorporation may be amended upon the vote of two-thirds of the outstanding shares of capital stock entitled to vote, the standard vote required under Maryland law. Unless the proposed amendment adversely affects the rights of the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the right to vote on any amendment to the Articles of Incorporation.

Restrictions on Business Combinations with Interested Shareholders. Section 3-602 of the Maryland General Corporation Law (“MGCL”), as in effect on the date hereof, imposes conditions and restrictions on certain “business combinations” (including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation’s stock (an “interested shareholder”). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested shareholder became an interested shareholder. After such five-year period, a business combination with an interested shareholder must be: (a) recommended by the corporation’s board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation’s outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common shareholders receive a “fair price” (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. Our Articles of Incorporation and bylaws do not include any provisions imposing any special approval requirements for a transaction with a major shareholder, and they do not opt out from the operation of Section 3-602.

Control Share Acquisition Statute. Under the MGCL’s control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33-1/3% and 50% of the outstanding shares are denied unless conferred by a special shareholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s charter or bylaws permit the acquisition of such shares prior to the acquiring person’s acquisition thereof. Unless a corporation’s charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at “fair value” if the voting rights are not approved or if the acquiring person does not deliver a “control share acquisition statement” to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a shareholder’s meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than fifty percent of the outstanding stock, objecting shareholders may have their shares appraised and repurchased by the corporation for cash. Our Articles of Incorporation and Bylaws do not include any provisions restricting the voting ability of major shareholders, and do not opt out from the operation of the control share acquisition law.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Sandler O’Neill & Partners, L.P., as the underwriter. We have entered into an underwriting agreement with the underwriter, dated October 26, 2012. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Sandler O’Neill & Partners, L.P., and Sandler O’Neill & Partners, L.P. has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, 552,012 shares of common stock.

The underwriter is committed to purchase and pay for all such shares of common stock, if any are purchased.

Our common stock is listed on The NASDAQ Capital Market under the symbol “EGBN.”

The underwriter proposes to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. After the public offering of the common stock, the underwriter may change the offering price and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriter and the proceeds we will receive before expenses.

	Per share	Total
Public offering price	$18.25	$10,074,219
Underwriting discount	$0.63875	$352,598
Proceeds to us, before expenses	$17.61125	$9,721,621

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $100,000, and are payable by us. In addition to the underwriting discount, we have agreed to reimburse the underwriter for its reasonable out-of-pocket expenses incurred in connection with its engagement as underwriter, regardless of whether this offering is consummated, including, without limitation, certain disbursements, fees and expenses of underwriter’s counsel and marketing, syndication and travel expenses, up to a maximum aggregate amount of $15,000.

The shares of common stock are being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriter and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in this offering if any are purchased.

Indemnity. We have agreed to indemnify the underwriter, persons who control the underwriter, and the underwriter’s partners, directors, officers, employees and agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising the over-allotment option and/or purchasing shares in the open market. In this offering, the underwriter does not have an overallotment option.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing, there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, the underwriter and selected dealers, if any, who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Act. Rule 103 permits passive market making activity by the participants in our common stock offering. Passive market making may occur before the pricing of our offering, or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. The underwriter and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriter. From time to time, the underwriter and some of its affiliates have provided, and may continue to provide, investment banking services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation from us for such services.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and selected other legal matters in connection with the offering will be passed upon for us by the law firm of BuckleySandler LLP, Washington, DC.  Attorneys at BuckleySandler LLP who have been involved in such matters own an aggregate of approximately 6,226 shares of our common stock.  Patton Boggs LLP, Washington, DC, will pass upon certain legal matters for Sandler O’Neill.

EXPERTS

The financial statements of the Company and the report on the effectiveness of the Company’s internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, have been so incorporated in reliance on the report of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this proxy statement/prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, telephone 301.986.1800 or from our internet website at http://www.eaglebankcorp.com.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, DC, as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement from the documents listed below that we have previously filed with the SEC (file no. 000-25923). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)                                  Our Annual Report on Form 10-K for the year ended December 31, 2011;

(b)                                 Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(c)                                  Our Current Reports on Form 8-K filed on February 10, 2012 (as amended March 1, 2012), February 10, 2012, February 13, 2012, March 15, 2012, March 30, 2012, April 27, 2012, May 1, 2012, May 18, 2012, June 27, 2012, July 30, 2012, October 19, 2012, October 23, 2012 and October 30, 2012;

(d)                                 Portions of our proxy statement for the annual meeting of shareholders held on May 17, 2012 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011;

(e)                                  The description of our common stock contained in the Registration Statement on Form 8-A filed April 30, 1999.

All documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering will also be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus supplement from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or that is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or accompanying prospectus. This prospectus supplement is dated October 30, 2012.  You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Debt Securities

Units

We may offer, issue and sell, from time to time, in one or more offerings, shares of our common stock, shares of one or more classes or series of our preferred stock, depositary shares, warrants to purchase any of the foregoing equity securities, debt securities, or units consisting of one or more of these securities, having a maximum aggregate offering price of $125,000,000.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EGBN.”

You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 5, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings having an initial aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Before purchasing any of our securities, you should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus. For additional information, please refer to “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contained the information, regardless of when this prospectus is delivered, or when any sale of securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as “securities.” The terms “we,” “us” “our,” “Eagle” and the Company refer to Eagle Bancorp, Inc. and our subsidiaries; except that in the description of the securities we may offer, these terms refer solely to Eagle Bancorp, Inc. and not to any of our subsidiaries.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

•                  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

•                  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•                  The willingness of customers to substitute competitors’ products and services for our products and services;

•                  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•                  Technological changes;

•                  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                  The growth and profitability of non-interest or fee income being less than expected;

•                  Changes in the level of our non-performing assets and charge-offs;

•                  Changes in consumer spending and savings habits; and

•                  Unanticipated regulatory or judicial proceedings.

If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EAGLE BANCORP

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, telephone 301.986.1800, or from our internet website at http://www.eaglebankcorp.com.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from the documents listed below that we have previously filed with the SEC (file no. 000-25923) This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)                                  Our Annual Report on Form 10-K for the year ended December 31, 2011;

(b)                                 Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(c)                                  Our Current Reports on Form 8-K filed on February 10, 2012 (as amended March 1, 2012), February 10, 2012, February 13, 2012, March 15, 2012, March 30, 2012, April 27, 2012, May 1, 2012, May 18, 2012, June 27, 2012 and July 30, 2012; and

(d)                                 The description of our common stock contained in the Registration Statement on Form 8-A filed April 30, 1999.

All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of the offering also will be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on

Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated October 5, 2012. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

EAGLE BANCORP, INC.

Eagle Bancorp, Inc. is the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.

We are a growth oriented institution, providing a high level of service and developing deep relationships with our customers. We offer a broad range of commercial banking services to our business and professional clients as well as full service consumer banking services to individuals living and/or working primarily in our service area. EagleBank was organized as an alternative to the super-regional financial institutions which dominate our market area. EagleBank’s philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing the customer’s needs in a proactive personalized fashion.

Our principal executive offices are located at 7815 Woodmont Avenue, Bethesda, Maryland 20814, and our telephone number is 301.986.1800.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related noted incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of our subsidiaries, including EagleBank, to support organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise; the repayment of our debt; redemption or repurchase of our capital stock, including the preferred stock held by the Secretary of the Treasury, or the Treasury; and investments in activities which are permitted for bank holding companies or financial holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2011 and each of the six month periods ended June 30, 2012 and 2011 are as set forth in the following table.

	Six Months Ended June 30,				Year Ended December 31,
	2012		2011		2011		2010		2009		2008		2007
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	3.96	x	2.28	x	2.60	x	2.09	x	1.45	x	1.47	x	1.50	x
Excluding interest on deposits	15.11	x	5.63	x	7.93	x	5.79	x	2.71	x	3.56	x	4.05	x

For purposes of calculating the ratio of earnings to fixed charges and preferred dividends (pre-tax), earnings are the sum of:

•                  net income before taxes; and

•                  fixed charges.

For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, fixed charges are the sum of:

•                  interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•                  that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, warrants, depositary shares, debt securities and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

Under our articles of incorporation, as amended, we are authorized to issue up to 50,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2012 there were 22,040,006 shares of common stock outstanding, and an aggregate of 1,116,033 shares of common stock are reserved for issuance upon the exercise of outstanding stock options and warrants to purchase shares of common stock.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “EGBN.”

Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our board of directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

Our ability to pay dividends on the common stock is restricted by the provisions of the Senior Non-Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred Stock, issued to the Treasury under the Small Business Lending Fund Program, or SBLF. Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach. As of the date hereof, we have not failed to declare and pay in a timely manner any dividend on the Series B Preferred Stock.

Under the terms of the Series B Preferred Stock, we may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of Eagle’s Tier 1 Capital would be at least equal to the Tier 1 Dividend Threshold. The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance of the Series B Preferred Stock and ending on the tenth anniversary, by 10% for each one percent increase in qualified small business lending, or QSBL, over the baseline level.

Restrictions on Ownership.  The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Eagle. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of Eagle. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Eagle, would, under the circumstances set forth in the presumption, constitute acquisition of control of a bank holding company.

Transfer Agent.  The Transfer Agent for the common stock is Computershare Shareholder Services, 250 Royall Street, Canton, Massachusetts 02021.

Selected Provisions of Our Articles of Incorporation and Maryland Law

Consideration of Business Combinations.  Our articles of incorporation provide that where the board of directors evaluates any actual or proposed business combination, it shall consider the following factors: the effect of the business combination on the corporation and its subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed business combination; the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the corporation’s capital stock; the relation of the price offered to the current value of the corporation in a freely negotiated transaction and in relation to the directors’ estimate of the future value of the corporation and its subsidiaries as an independent entity or entities; tax consequences of the business combination to the corporation and its shareholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or some of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the corporation and its shareholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the corporation and its subsidiaries at the time of such proposed business combination.

Amendment of the Articles of Incorporation.  In general, the articles of incorporation may be amended upon the vote of two-thirds of the outstanding shares of capital stock entitled to vote, the standard vote required under Maryland law. Unless the proposed amendment adversely affects the rights of the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the right to vote on any amendment to the articles of incorporation.

Restrictions on Business Combinations with Interested Shareholders.  Section 3-602 of the Maryland General Corporation Law, or the MGCL, as in effect on the date hereof, imposes conditions and restrictions on certain “business combinations” (including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation’s stock (an “interested shareholder”). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested shareholder became an interested shareholder. After such five-year period, a business combination with an interested shareholder must be: (a) recommended by the corporation’s board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation’s outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common shareholders receive a “fair price” (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. The articles of incorporation and our bylaws do not include any provisions imposing any special approval requirements for a transaction with a major shareholder, and they do not opt out from the operation of Section 3-602.

Control Share Acquisition Statute.  Under the MGCL’s control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special shareholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s charter or bylaws permit the acquisition of such shares prior to the acquiring person’s acquisition thereof. Unless a corporation’s charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at “fair value” if the voting rights are not approved or if the acquiring person does not deliver a “control share acquisition statement” to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a shareholder’s meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than 50% percent of the outstanding stock, objecting shareholders may have their shares appraised and repurchased by the corporation for cash. The articles of incorporation and bylaws of Eagle do not include any provisions restricting the voting ability of major shareholders, and do not opt out from the operation of the control share acquisition law.

DESCRIPTION OF PREFERRED STOCK

Under our articles of incorporation, as amended, we are authorized to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, of which 56,600 are designated as Series B Preferred Stock. Our board of directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, our board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Prior to the issuance of a new series of preferred stock, we will amend our articles of incorporation by filing articles supplementary, which will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•                  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•                  the offering price;

•                  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•                  any redemption or sinking fund provisions;

•                  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class, or other security;

•                  the voting rights, if any, of shares of such series;

•                  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•                  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•                  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•                  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable articles supplementary establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Series B Preferred Stock.  We currently have outstanding 56,600 shares of Series B Preferred Stock, all of which was issued to the Treasury under the SBLF on July 14, 2011. The Series B Preferred Stock has a liquidation amount of $1,000 per share, which would be paid to the holder of the Series B Preferred Stock upon liquidation, dissolution or winding up of Eagle, prior to any payment to the holders of common stock or any other security ranking junior to the Series B Preferred Stock. The Series B Preferred Stock is entitled to receive non-cumulative dividends on a quarterly basis. The annualized dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of QSBL. The dividend rate for the first four dividend periods was one percent (1%). For the fifth through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change if any, in EagleBank’s level of qualified small business lending, or QSBL. If the level of EagleBank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than ten percent (10%), then the dividend rate payable on the Series B Preferred Stock would increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline. After four and one half years from issuance, the dividend rate will increase to nine percent (9%).

The Series B Preferred Stock may be redeemed at any time at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of our federal banking regulator.

The Series B Preferred Stock is non-voting, except in limited circumstances. In the event that we miss five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on Eagle’s board of directors. In the event that we miss six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to Eagle’s board of directors.

The provisions of the Series B Preferred Stock restrict the payment of dividends on, or purchases of, the common stock, under certain circumstances. See “Description of Common Stock” for additional information.

DESCRIPTION OF WARRANTS

We may issue warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities. Warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following descriptions outline some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•                  the title of the warrants;

•                  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•                  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•                  the price or prices at which the warrants will be issued;

•                  the aggregate number of warrants;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•                  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•                  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                  the maximum or minimum number of warrants which may be exercised at any time;

•                  whether the warrants are to be issued in registered or bearer form;

•                  whether the warrants are extendible and the period or periods of such extendibility;

•                  the identity of any warrant agent; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•                  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•                  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, EagleBank). In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Bank.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•                  the title and form of the debt securities;

•                  the ranking of the debt securities as compared to other debt;

•                  the aggregate principal amount of the debt securities or the series of which they are a part;

•                  the person or persons to whom any principal or interest on a debt security of the series will be paid;

•                  the date or dates on which we must repay the principal;

•                  the rate or rates at which the debt securities will bear interest;

•                  the date or dates from which interest will accrue, and the dates on which we must pay interest;

•                  the place or places where we must pay the principal and any premium or interest on the debt securities;

•                  the terms and conditions on which the debt securities may be convertible into other securities;

•                  whether the debt securities are entitled to the benefit of any sinking fund;

•                  the identity of the trustee;

•                  the terms and conditions on which we may redeem any debt security, if at all;

•                  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•                  the denominations in which we may issue the debt securities;

•                  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•                  the currency in which we will pay the principal of and any premium or interest on the debt securities;

•                  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•                  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•                  whether the debt securities are defeasible and the terms of such defeasance; and

•                  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•                  to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

•                  directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

•                  through designated agents;

•                  directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

•                  through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•                  the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•                  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

•                  any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered hereby will be passed upon for us by BuckleySandler LLP, Washington, DC. Attorneys at BuckleySandler LLP who have been involved in such matters own an aggregate of approximately 6,226 shares of our common stock.

EXPERTS

The consolidated financial statements of Eagle and the report on the effectiveness of Eagle’s internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, have been so incorporated in reliance on the reports of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

552,012 Shares

Common Stock

PROSPECTUS SUPPLEMENT
(To the Prospectus dated October 5, 2012)

October 30, 2012